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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 19, 2002 relating to the financial statements and financial statement schedules, which appeared in Penton Media, Inc's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Cleveland, Ohio
July 8, 2002